Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of the 5th day of October 2017 (the “Effective Date”) by and between Muralikrishna Gadiyaram (the “Consultant”), and Helios and Matheson Analytics Inc. (together with each of its present and future subsidiaries, the “Company”), in reference to the following:

RECITALS

WHEREAS, The Company wishes to retain the Consultant, and the Consultant wishes to be retained by the Company, to continue to assist the Company and Zone in their strategic and business development efforts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1.           Term. The Company retains the Consultant and the Consultant accepts this appointment with the Company beginning as of the Effective Date. The initial term of this Agreement shall be two (2) years (the “Term”), renewable thereafter by mutual written consent, unless terminated sooner pursuant to Section 5 hereof.

2.           Duties of Consultant. The Consultant agrees to continue providing guidance to the Company and Zone relating to the further development of their respective businesses and technologies, including, without limitation, rolling-out the RedZone Map application worldwide (outside the United States), particularly in India, and, if requested by the Company, the Consultant shall provide guidance with respect to the development of any businesses or technologies that the Company or Zone may acquire during the term of this Agreement, including, without limitation, MoviePass Inc. (the “Services”). The Consultant will determine the method, details and means of performing the Services. The Consultant may, at the Consultant’s own expense, use employees or other subcontractors to assist the Consultant with the performance of the Services. In providing the Services, the Consultant shall report to the Chief Executive Officer of the Company.

3.           Compensation.

3.1       Monthly Compensation. The Company shall pay to the Consultant, as compensation for the Services, a consulting fee of US$18,750 per month, which consulting fee shall be paid on the last business day of each calendar month during which the Services are rendered, with the first such payment being due and accruing as of January 31, 2017. If this Agreement is terminated prior to the end of a calendar month, the consulting fee for such month shall be pro-rated to the date of the Consultant’s termination.

3.2       Compensation for Additional Services. Compensation for Additional Services shall be determined at the time the Subsequent Statement of Work is entered into and shall be included therein. Compensation for Additional Services shall be paid on the last business day of each calendar month during the period that the Additional Services are rendered.

4.           Nondisclosure.

4.1       Property Belonging to Company. The Consultant agrees that all developments, ideas, devices, improvements, discoveries, apparatus, practices, processes, methods, concepts and products (collectively the “Inventions”) developed by the Consultant during the term of this Agreement are the exclusive property of the Company and shall belong to the Company. The Consultant agrees to assign the Inventions to the Company. Notwithstanding the foregoing, the Consultant shall not be required to assign his rights in any invention which the Consultant developed entirely on his own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(i) Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

(ii) Result from any work performed by the Consultant for the Company.

The Consultant understands that he bears the full burden of proving to the Company that an invention qualifies fully under this section 4.1.

4.2       Access to Confidential Information. The Consultant agrees that during the term of the business relationship between the Consultant and the Company, the Consultant will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, including but not limited to all information of any kind or nature relating to the RedZone Map technology, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreements, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company.

4.3       No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include his employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent his employees or contractors from engaging in unfair competition with the Company.

1

4.4       Further Acts. The Consultant agrees that, at any time during the term of this Agreement or any extension thereof, upon the request of the Company and without further compensation, but at no expense to the Consultant, the Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s inventions, and copyright registrations on the Company’s inventions.

4.5       Obligations Survive Agreement. The Consultant’s obligations under this section 4 shall survive the expiration or termination of this Agreement.

5.           Termination.

5.1       Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) the failure by the Company to pay the compensation set forth in section 3 above; or (ii) any item that constitutes Cause (as defined in Section 5.2).

5.2       Termination on Notice. Either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. If the Company terminates the Agreement without Cause prior to the end of the Term, the Consultant shall be entitled to a severance payment equal to the lesser of (a) the consulting fee for the remainder of the Term, or (b) the consulting fee for a period of 12 months following the delivery of written notice of termination by the Company, in each case, payable monthly and subject to proration in accordance with Section 3.1. For the purposes of this Agreement, “Cause” shall be defined as (i) the Consultant’s conviction of, or entry of a plea of guilty or nolo contendere for any crime which constitutes a felony in the jurisdiction involved; (ii) misappropriation by the Consultant of funds of the Company or the Consultant’s commission of an act of fraud against the Company , as determined by the Company’s Board of Directors in good faith; (iii) the Consultant’s gross negligence in the performance of the Services, as determined by the Company’s Board of Directors in good faith; (iv) a willful breach by the Consultant of a material provision of this Agreement, as determined by the Company’s Board of Directors in good faith; (v) termination of the Consultant’s employment in connection with the bankruptcy, insolvency, liquidation or similar winding-up of the Company’s businesses; (vi) the Consultant’s failure to substantially perform the Services, as determined by the Company’s Board of Directors in good faith, (vii) the Consultant’s failure to conform in all material respects to all laws and regulations governing the Consultant’s duties under this Agreement; (viii) the Consultant’s commission of any act that tends to bring the Company into public scandal or which will reflect unfavorably on the reputation of the Company, as determined by the Company’s Board of Directors in good faith; or (ix) the Consultant’s commission of any act of dishonesty, fraud, or misrepresentation with respect to the Company, as determined by the Company’s Board of Directors in good faith.

2

5.3       Automatic Termination. This Agreement terminates automatically on the occurrence of the bankruptcy or insolvency of either party.

5.4       Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in his possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

6.           Status of Consultant. The Consultant understands and agrees that his employees are not employees of the Company and that his employees shall not be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits, or an automobile. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this section.

7.           Representations by Consultant. The Consultant represents that the Consultant has the qualifications and ability to perform the services in a professional manner, without the advice, control, or supervision of the Company. The Consultant shall indemnify, defend, and hold harmless the Company, and the Company’s officers, directors, and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Company may incur or suffer and that arise, result from, or are related to any breach or failure of the Consultant to perform any of the representations, warranties and agreements contained in this Agreement.

8.           Business Expenses. The Company shall reimburse the Consultant for all reasonable business expenses incurred by the Consultant, provided that each such expenditure is approved by the Chief Executive Officer or Chief Financial Officer of the Company prior to being incurred and qualifies as a proper deduction on the Company’s federal and state income tax return. Each such expenditure shall be reimbursable only if the Consultant furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

3

9.           Notices. Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth below, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

If to the Company:

Helios and Matheson Analytics Inc.

The Empire State Building

350 5th Avenue, Suite 7520

New York, New York 10118

Attn.: Chief Financial Officer

Facsimile No.:

Email: sbenson@hmny.com

If to the Consultant:

Mr. Muralikrishna Gadiyaram

Facsimile No.:

Email:

10.         Choice of Law and Venue. This Agreement shall be governed according to the laws of the state of New York. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the Federal or State courts located in the borough of Manhattan, City of New York, State of New York.

11.         Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the Services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

12.         Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

13.         Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

4

14.         Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail himself or itself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

15.         No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign. The Consultant’s rights and benefits under this Agreement are personal to him and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. The Company may assign its rights and delegate its obligations under this Agreement to any other person or entity.

16.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

17.         Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

[SIGNATURES APPEAR ON NEXT PAGE]

5

WHEREFORE, the parties have executed this Consulting Agreement on the date first written above.

“CONSULTANT”

/s/ Muralikrishna Gadiyaram
Muralikrishna Gadiyaram

“COMPANY”

Helios and Matheson Analytics Inc.

By:	/s/ Theodore Farnsworth
Name:	Theodore Farnsworth
Title:	Chief Executive Officer

7